FROM:  EDWARD G. NOVOTNY & ASSOCIATES, INC.
       Two Tudor City Place
       New York, NY  10017
       Tel.  212/490-2065
       (After-hours:  212/490-2740)

FOR:  HOME HOLDINGS INC.                           FOR IMMEDIATE RELEASE
      59 Maiden Lane                               Tuesday, March 4, 1997
      New York, NY  10038


         THE HOME INSURANCE COMPANY PLACED UNDER FORMAL SUPERVISION
                 BY THE NEW HAMPSHIRE INSURANCE DEPARTMENT

      NEW YORK - Home Holdings Inc. announced today that its principal subsidiary, The Home Insurance Company, was placed under formal supervision by the New Hampshire Insurance Department.

      Home Insurance ceased writing new business in June of 1995 and since then has been actively monitored by the Department, its principal regulator. The Order of Supervision establishes that the Department will oversee and supervise Home Insurance for the purpose of continuing and intensifying an economic, actuarial and accounting review of the books, records and affairs of the company so as to determine what future actions would be appropriate.

      The services agreement, under which Risk Enterprise Management Limited provides Home Insurance with the claims and administrative personnel necessary to proceed with an orderly run-off of Home Insurance's property/casualty business, remains in full force and effect with only minor modification to be made to accommodate the terms of the new Order.